                                                              Exhibit (e)(ii)

                               AMENDED SCHEDULE A
                          TO THE DISTRIBUTION AGREEMENT
                         BETWEEN SCHWAB INVESTMENTS AND
                           CHARLES SCHWAB & CO., INC.

FUND                                                      FUND EFFECTIVE DATE

Schwab 1000 Fund                                          April 2, 1991

Schwab Short-Term Bond Market Fund
  (Formerly known as Schwab Short-Term
  Bond Market Index Fund; and
  Schwab Short/Intermediate
  Government Bond Fund)                                   November 4, 1991

Schwab California Long-Term Tax-Free                      February 20, 1992
   Bond Fund

Schwab Long-Term Tax-Free Bond Fund                       July 30, 1992

Schwab Short/Intermediate Tax-Free                        March 1, 1993
   Bond Fund

Schwab Total Bond Market Fund
   (Formerly known as Schwab Total Bond
   Market Index Fund; and Schwab
   Long-Term Government
   Bond Fund)                                             March 1, 1993

Schwab California Short/Intermediate                      March 1, 1993
   Tax-Free Bond Fund

Schwab YieldPlus Fund                                     July 21, 1999

Schwab GNMA Fund                                          January 27, 2003

Schwab California Tax-Free YieldPlus Fund                 November 15, 2004

Schwab Tax-Free YieldPlus Fund                            November 15, 2004

Schwab Inflation Protected Fund                           January 21, 2006
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                                           SCHWAB INVESTMENTS

                                           By:       /s/ Stephen B. Ward
                                                     ---------------------------
                                           Name:     Stephen B. Ward
                                           Title:    Senior Vice President and
                                                     Chief Investment Officer

                                           CHARLES SCHWAB & CO., INC.

                                           By:       /s/ Fred Potts
                                                     ---------------------------
                                           Name:     Fred Potts
                                           Title:    Senior Vice President